UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/16/2009

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-123749

Delaware	20-0411521
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300 Houston, TX 77032
(Address of principal executive offices, including zip code)

281-504-4700 (Registrant’s telephone number, including area code)

Polymer Holdings LLC (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On December 16, 2009, Kraton Performance Polymers, Inc. (the “Company”) filed a certificate of conversion with the Secretary of State of Delaware to convert from Polymer Holdings LLC, a Delaware limited liability company to a Delaware corporation named Kraton Performance Polymers, Inc. As part of the conversion, the Company filed its Certificate of Incorporation with the Secretary of State of Delaware and adopted its Bylaws. The forms of the Certificate of Incorporation and Bylaws were previously filed with the SEC on the Company’s Registration Statement on Form S-1, Amendment No. 3, filed with the SEC on December 2, 2009.

Item 8.01.	Other Events

On December 16, 2009, Kraton Performance Polymers, Inc. (the “Company”) issued a press release announcing the pricing of its initial public offering of 10,294,118 shares of its common stock, at a price of $13.50 per share. The shares are listed on the New York Stock Exchange and trade under the symbol “KRA” beginning December 17, 2009. Prior to its conversion into a Delaware corporation on December 16, 2009, the Company was a Delaware limited liability company named Polymer Holdings LLC.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is filed with this Current Report pursuant to Item 8.01.

(d) Exhibits

99.1 Press Release dated December 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: December 21, 2009	By:	/S/ STEPHEN W. DUFFY
Stephen W. Duffy
Vice President and General Counsel

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